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                                  EXHIBIT 10.2
                                  ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

          EMPLOYMENT AGREEMENT ("Agreement"), between Acordia, Inc., a Delaware corporation (the "Company"), and Keith A. Maib (the "Executive"), dated as of the 1st day of August, 1996.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company desires to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to serve in the employ of the Company on a full-time basis for such period, all in accordance with the terms and conditions contained in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

          1.   Employment.  The Company hereby employs Executive, and Executive
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hereby accepts such employment with the Company for the period provided for in
Section 2, all upon the terms and conditions contained in this Agreement. As a condition to Executive's employment by the Company, Executive affirms and represents that Executive is under no obligation to any former employer or other person which is in any way inconsistent with, or which imposes any restriction upon, Executive's acceptance of employment with the Company, the employment of Executive by the Company, or Executive's undertakings under this Agreement.

          2.   Term of Employment.  Unless sooner terminated pursuant to Section
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15, the term of Executive's employment under this Agreement shall be for a period commencing on the date hereof and continuing for seventeen (17) months through December 31, 1997 (the "Initial Term"). If no termination has occurred pursuant to Section 15 of this Agreement on or before November 30 of the then current year, it being expressly understood and agreed that the Company does not now, nor hereafter shall have any obligation to continue Executive in its employ after expiration of the Initial Term, this Agreement shall automatically be extended for an additional year term unless either party gives written notice of the non-renewal to the other party on or before November 30th of the then current year.

          3.   Duties.  During the Employment Term, Executive shall render
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general administrative and managerial services to the Company, or any Subsidiary to which the Executive is assigned ("Assigned Subsidiary"), and shall perform such other reasonable employment duties as the Chief Executive Officer of the Company, or the Board of Directors of the Assigned Subsidiary, may from time to time prescribe. During the Employment Term, Executive shall also serve, if elected, as an officer or director of the Company or any of its subsidiaries, including, but not limited to, the Assigned Subsidiary. Executive shall perform his duties at such places and times as the Chief Executive Officer of the Company or the Board of Directors of the Assigned Subsidiary may reasonably prescribe. Except as may otherwise be approved in advance by the Board of Directors of the Assigned Subsidiary with respect to memberships on the Boards of Directors of, and other offices or positions in, companies or organizations which, in their judgment, will not present any conflict of interest with the Company or any of its subsidiaries or materially affect the performance of Executive's duties and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, Executive shall devote his full time throughout the Employment Term to the services required of Executive. Executive shall render his services exclusively to

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the Company and its subsidiaries during the Employment Term, and shall use his best efforts, judgment and energy, to improve and advance the business and interests of the Company and its subsidiaries in a manner consistent with the duties of Executive's position.

          4.   Salary.  As compensation for the services to be performed by
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Executive during the Employment Term, the Company shall pay or shall cause to be paid to Executive, an annual base salary of not less thanTwo Hundred Twenty-five Thousand Dollars ($225,000) (the "Base Salary"); the Base Salary together with any adjustments or increments thereto being hereinafter referred to as the "Salary." The payment of any Salary hereunder shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans. Any Salary payable shall be paid in installments in accordance with the Company's salary administration practices as they may from time to time exist and subject to withholdings and payroll deductions.

          5.   Benefits.  In addition to the payments required by section 4 to
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be paid to Executive during the Employment Term, Executive shall:

               (a) be eligible to participate in all employee fringe benefits, stock option, bonus and incentive compensation programs or plans and any pension and/or profit sharing plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such programs or plans; provided, however, that the Company expressly reserves the right to alter, modify, amend or terminate any such programs or plans at any time and for any reason during the Employment Term;

               (b) participate in any life or other similar insurance plans, medical and health plans or other employee welfare benefit plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such plans;

               (c) be entitled to annual paid vacation in accordance with Company policy that may be applicable to key executive employees; and

               (d) be entitled to sick leave and sick pay in accordance with any Company policy that may be applicable to key executive employees.

          6.   Expenses.  The Company shall, upon submission of expense reports
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acceptable to the Company, reimburse Executive in accordance with existing
Company policy for all reasonable and necessary business expenses incurred by him in connection with the performance of Executive's obligations.

          7.   Death of Executive.  In the event Executive's employment is
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terminated as a result of Executive's death, Executive's spouse or, if the
Executive is not married at the time of his death, the estate of Executive shall be entitled to receive Executive's Salary earned through the date of death.

          8.   Disability of Executive.  In the event Executive's employment is
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terminated as a result of Disability, as defined in section 15 of this
Agreement, Executive shall be entitled to receive his Salary and Benefits as described in sections 4 and 5 of this Agreement through the date of termination.

          9.   Termination of Executive Other Than for Cause.  In the event
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Executive's employment is terminated by the Company other than for cause (as defined in section 15 of this Agreement), Executive shall be entitled to receive the greater of (i) twelve months Salary or (ii) the Salary remaining to be paid through the date the Agreement would have expired but for such termination; such


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amount to be paid in monthly installments or in one lump sum, at the option of the Company, as soon as reasonably possible following the termination of Executive.

          10.  Employment Relationship.  Executive acknowledges that Executive's
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employment by the Company creates a relationship of confidence and trust between
Executive and the Company with respect to certain information applicable to the business of any Existing Client or Potential Client (as the terms "Existing Client" and "Potential Client" are respectively defined in Section 15) of the Company or its subsidiaries which may be made known to Executive during the period of his employment.

          11.  Proprietary and Confidential Information.  Executive acknowledges
               -----------------------------------------
that the Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to it (including, without limitation, information created, discovered, developed or made known by Executive during the period of or arising out of his employment) or in which property rights have been or may be assigned or otherwise conveyed to the Company which information has commercial value in the Business and is treated by the Company as confidential. Executive further acknowledges and agrees that the success of the Company's Business depends, in part, upon an in-depth knowledge of the needs of the Company's customers and clients and serving these needs through frequent contacts, and that the Company has invested substantial time, money and manpower to develop such relationships.

          12.  Non-Disclosure.  Executive shall not without the prior written
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consent of the Chief Executive Officer of the Company (i) use for Executive's
benefit or disclose at any time during Executive's employment by the Company, or thereafter, except to the extent required by the performance by Executive of his duties as an executive of the Company, any information obtained or developed by Executive while in the employ of the Company with respect to any customers, suppliers, products, employees, financial affairs, business methods or services of the Company or any of its subsidiaries (including, without limitation, customer lists, pricing, underwriting, marketing, financial or sales information, forecasts, business and strategic plans, customer needs and renewal dates, personnel, applications to or any matters pending or under the jurisdiction of any regulatory agency or court, any threatened litigation, and corporate policies and procedures), or any other confidential matter or trade secrets, except information which at the time is generally known to the public other than as a result of disclosure by Executive not permitted hereunder, or
(ii) take with Executive upon leaving the employ of the Company any document or paper relating to any of the foregoing or any physical property of the Company or any of its sources with which insurance is placed, policyholders, expiration or renewal dates, inspection or credit reports, and data on insurance risks being written.

          13.  Return of Property.  Upon termination of Executive's employment
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for any reason, or at any other time the Company requests in writing, Executive shall immediately deliver to the Company all memoranda, notes, plans, records, reports and other documents (and copies thereof) and other property in Executive's possession or control relating to the business of the Company or any of its subsidiaries.

          14.  Competition, etc.  During Executive's employment by the Company
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and during the two (2) year period commencing on the date of Executive's termination of employment:

               (a) Executive will not make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company or any of its subsidiaries in any way that will or may materially injure an interest of the Company or any of its subsidiaries in its relationship and dealings with Existing or Potential clients, or solicit or encourage any other executive of the Company or any of its subsidiaries to do any act that is disloyal to the


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     Company or any of its subsidiaries or inconsistent with the interests of the Company or any of its subsidiaries interests or in violation of any provision of this Agreement;

               (b) Executive will not discuss with any Existing or Potential client of the Company or any of its subsidiaries the present or future availability of services or products by a business, if Executive has or expects to acquire a proprietary interest in such business or is or expects to be an employee, officer or director of such business, where such services or products, are competitive with services or products which the Company or any Subsidiary provides and where the acquisition of such proprietary interest or Executive's becoming an employee, officer or director of such business will or may materially injure an interest of the Company or any of its subsidiaries;

               (c) Executive will not make any statement or do any act intended to cause any Existing or Potential client of the Company or any Subsidiary to make use of the services or purchase the products of any competitive business in which the Executive has or expects to acquire a proprietary interest or in which Executive is or expects to be made an employee, officer or director, if such services or products in any way relate to or arise out of the services or products sold or provided or expected to be sold or provided by the Company or any of its subsidiary to any existing or potential client;

               (d) Executive will not directly or indirectly (as a director, officer, partner, sole proprietor, employee, manager, consultant, independent contractor, advisor or otherwise) engage in, own any interest in, perform any services for, participate in or be connected with (i) any business or organization that directly engages in competition with the Assigned Subsidiary in any geographical area where any business is presently carried on by the Assigned Subsidiary, or (ii) any business or organization that directly engages in competition with the Assigned Subsidiary in any geographical area where any business shall be hereafter, during the period of Executive's employment by the Company, carried on by the Assigned Subsidiary, if such business is then being carried on by the Assigned Subsidiary in such geographical area; provided, however, that the provisions of this subparagraph (d) shall only be effective during Executive's employment by the Company and during the one (1) year period commencing on the date of Executive's termination and shall not be deemed to prohibit Executive's ownership of not more than one percent (1%) of the total shares of all classes of stock outstanding of any publicly held company; provided, further, that this subparagraph (d) shall be null and void in the event the Executive is terminated for failure of the Executive to achieve reasonable performance objectives.

               (e) Executive will not directly or indirectly employ, solicit for employment, or advise or recommend to any other person not affiliated with the Company or of its subsidiaries that they employ or solicit for employment, any employee of the Company or of its subsidiaries.

          For purposes of this Section 14, proprietary interest in a business is ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of such business. Executive shall be deemed to expect to acquire a proprietary interest in a business or to be made an officer or director of such business if such possibility has been discussed with any officer, director, employee, agent, or promoter of such business. Notwithstanding anything in this Section 14 to the contrary, Executive's engagement in, ownership of, performance of services for, participation in or connection with any business or organization other than the Company or a Subsidiary, with respect to which the Chief Executive Officer of the Company, has consented in writing shall not be deemed a breach of this Agreement.

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          15.  Termination.  Executive's employment shall be terminated upon the
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occurrence of any of the following:

               (a)  the death of Executive;

               (b) Executive's disability (as such term is defined pursuant to the provisions of the Company's long-term executive disability plan, as in effect from time to time) ("Disability");

               (c) the termination of Executive's employment by Executive at any time for any reason whatsoever (including, without limitation, resignation or retirement) provided Executive submits 90 days' prior written notice of such termination to the Chief Executive Officer of the Company and/or Board of Directors of the Assigned Subsidiary;

               (d) the termination of Executive's employment by the Company at any time "for cause", such termination to take effect immediately upon written notice by the Company to Executive; or

               (e) the termination of Executive's employment by the Company other than for cause, such termination to take effect immediately upon written notice by the Company to Executive.

          For purposes of this Agreement, the term "Potential Client" shall mean a person or entity who was the target of sales or marketing activity by the Company during the one (1) year period preceding the Executive's termination of employment or, in the event Executive has been employed by the Company less than one (1) year at the time of termination, during the period of Executive's employment with the Company. The term "Existing Client" shall mean a person or entity who is a customer of the Company at the time of Executive's termination of employment or with whom the Executive had direct contact on behalf of the Company at any time during the period of Executive's employment with the Company.

          For purposes of this Agreement, the term "for cause" or "cause" shall mean a reasonable determination by the Chief Executive Officer of the Company, that Executive (i) failed to obey the reasonable and lawful orders of the Company's Chief Executive Officer or the Board of Directors of the Assigned Subsidiary, (ii) failed to achieve reasonable performance objectives, (iii) acted with gross negligence in the performance of his obligations or in a manner materially detrimental to the Company and/or its subsidiaries, (iv) willfully breached or habitually neglected his duty, (v) has been convicted of a felony or committed any act involving dishonesty or fraud, or (vi) violated any provisions of Sections 12 through 14.

          16.  Nonalienation.  Except as may otherwise be required by law, no
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right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, bankruptcy or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          17.  Assignment.  The Company, in its sole discretion, may assign its
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rights and duties under this Agreement, but Executive may not.  This Agreement shall be binding upon and inure to the benefit of (a) the Company and its successors and assigns and any purchaser of the Company or substantially all of the assets of the Company and (b) Executive, and his designees and his estate.

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          18.  Change in Control.  Notwithstanding anything to the contrary
               -----------------
expressed or implied herein, Executive shall be entitled to the benefits set forth in Section 9 (in addition to any change of control benefits under the Acordia, Inc. 1992 Stock Compensation Plan) if, following a change in control of the Company, (i) Executive is assigned to any duties substantially inconsistent with his position, duties or responsibilities with the Company immediately prior to the change in control or his duties or responsibilities are substantially reduced as compared with such duties and responsibilities immediately prior to the change in control; (ii) Executive's Salary is materially reduced as compared to his Salary immediately prior to the change in control; (iii) the Company fails to obtain the assumption of its obligations to perform this Agreement by any successor; or (iv) the Company's long-term strategic plan is materially changed or abandoned such that the maximum potential payout of incentive compensation to Executive is substantially reduced. For purposes of this Agreement, a "change in control" of the Company shall be deemed to have occurred if (i) any "person" (within the meaning ascribed to such term in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on the date of this Agreement) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act, as in effect on the date of this Agreement), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) at any time less than a majority of the members of the Board of Directors of the Company shall be persons who were either nominated for election by the Board or were elected by the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          19.  Notices.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and will be deemed to have been given when delivered in person (to Executive if such notice is for Executive) or five days following mailing by first class certified or registered mail, postage prepaid, to Executive at his home address, or such addresses as Executive shall have designated in writing, or if to the Company, to the attention of the Chief Executive Officer, at the Company's principal place of business.

          20.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of Indiana.

          21.  Severability.  If any provision of this Agreement shall be
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determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected.

          22.  Waiver.  Failure to insist upon strict compliance with any of the
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terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

          23.  Entire Agreement; Modifications; and Conditions.  This Agreement
               -----------------------------------------------
constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes (a) all prior

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agreements, oral and written, between the Company and Executive with respect to
Executive's employment. This Agreement may be modified or amended only by an instrument in writing signed by both the Company and Executive.

          24.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          25.  Headings.  The various headings of this Agreement are inserted
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for convenience only and shall not affect the meaning or interpretation of this
Agreement or any of its provisions.

          26.  Remedies.  Executive acknowledges that a remedy at law for any
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breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief, both preliminary and permanent, in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available for any such breach or threatened breach. Executive further acknowledges and agrees that in the event of a breach by Executive of any provision of this Agreement, the Company shall be entitled, in addition to all other remedies to which the Company may be entitled under this Agreement, to recover from Executive all reasonable attorney fees incurred by the Company in enforcing this Agreement.

          IN WITNESS WHEREOF, the Company and Executive have duly executed and delivered this Agreement as of the day and year first above written.

                                    EXECUTIVE

                                    By:  __________________________


                                    ACORDIA, INC.

                                    By ___________________________
                                     Name:
                                     Title:

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